CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-08155) pertaining to the New York Health Care Director Options and Warrants and the Performance Incentive Plan of our report dated February 9, 2001 with respect to the consolidated financial statements of New York Health Care, Inc. for the year ended December 31, 2000 included in its Annual Report on Form (10-KSB) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.




                                                       M.R.Weiser&Co.LLP


New  York,  New  York
October   23,  2001


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